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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 27, 2005

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL INSTRUCTIONS
A. Rule as to Use of Form 8-K.
1.  Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).

2. Form 8-K may be used by a registrant to satisfy its filing obligations pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, or Rules 14a-12 or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender offers, respectively, provided that the Form 8-K filing satisfies all the substantive requirements of those rules (other than the Rule 425(c) requirement to include certain specified information in any prospectus filed pursuant to such rule). Such filing is also deemed to be filed pursuant to any rule for which the box is checked. A registrant is not required to check the box in connection with Rule 14a-12 or Rule 14d-2(b) if the communication is filed pursuant to Rule 425. Communications filed pursuant to Rule 425 are deemed filed under the other applicable sections. See Note 2 to Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2).

Potential persons who are to respond to the collection of
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Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2005, Ralcorp Holdings, Inc. (the "Company") entered into a Credit Agreement with JPMorgan Chase Bank, N.A. as Administrative Agent; Citibank, N.A. as Syndication Agent; Wachovia Bank, National Association, U.S. Bank National Association, SunTrust Bank, and PNC Bank, National Association as Documentation Agents; and CoBank, ACB, Commerce Bank, N.A., and Harris Trust N.A. as Lenders providing for a credit facility that replaces the Company’s Credit Agreement, dated as of October 15, 2004. The new credit facility provides for a $150,000,000 unsecured revolving line of credit, which may be used to borrow revolving loans or to issue letters of credit on the Company’s behalf. The Company may, upon notice to the lenders, request an increase in the new credit facility of up to $150,000,000, to provide for a total of $300,000,000 of unsecured revolving credit. The Company may elect interest rates on its borrowings calculated by reference to JPMorgan Chase Bank’s prime rate (or, if greater, the average rate on overnight federal funds plus one-half of one percent) plus 0.5% or LIBOR plus a margin based on the Company’s leverage ratio. The margin ranges from 0.40% to 0.75% on LIBOR based borrowings. The new credit facility matures on December 27, 2010, at which time all outstanding borrowings must be repaid, and all outstanding letters of credit must be cash collateralized.

The new credit facility contains certain restrictive loan covenants, including, among others, financial covenants requiring a maximum leverage ratio (funded debt to EBITDA) and an interest expense coverage ratio, and covenants limiting the Company’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, pay dividends, and repurchase stock. The Company’s obligations under the new credit facility are guaranteed by each of the Company’s U.S. operating subsidiaries.

The new credit facility contains events of default that include, among others, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest by 2.0% and could result in the acceleration of the Company’s obligations under the new credit facility, and an obligation of any or all of the Company’s U.S. subsidiaries to pay the full amount of the Company’s obligations under the new credit facility.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Form 8-K, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

The Company intends to file the Credit Agreement as an exhibit to its Form 10-Q for the quarter ending December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: December 29, 2005	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer